UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2011

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Nevada	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 5.07 Submission of Matters to a Vote of Security Holders.

Premier Alliance Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2011.  The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 19, 2011, were voted on at the Annual Meeting.  The final results of such voting are as indicated below.

1.
Election of the six nominees listed below to serve on the Board of Directors of the Company until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

Nominee	For	Withheld	Broker Non-Votes

Mark S. Elliott	12,342,413	7,942	1,723,041

Gregory C. Morris	12,342,416	7,939	1,723,041

Stephen W. Yarbrough	12,342,416	7,939	1,723,041

Patrick M. Kolenik	11,942,416	407,939	1,723,041

Isaac Blech	12,342,414	7,941	1,723,041

Cary W. Sucoff	11,942,416	407,939	1,723,041

2.	Ratification of the selection of Scharf Pera & Co. PLLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes

14,073,393	3	0	1,723,041

3.	To approve the reincorporation of the Company from the State of Nevada to the State of Delaware:

For	Against	Abstain	Broker Non-Votes

12,350.352	3	0	1,723,041

On the basis of the above votes, (i) all nominees listed above were elected to serve on the Board of Directors of the Company until the next annual meeting of stockholders or until their respective successors have been elected and qualified; (ii) the proposal to ratify the selection of Scharf Pera & Co. PLLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011 was approved; and (iii) the proposal to ratify the reincorporation of the Company from the State of Nevada to the State of Delaware was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: June 27, 2011	By:	_/s/ Mark S. Elliott_____________
Mark S. Elliott
President